DATED             7th October, 2009

DEED OF VARIATION

B E T W E E N :-

StockerYale, Inc  (1)

StockerYale (UK) Limited (2)

Antony Brian Pope (3)

Johanna Pope (4)

- and -

Damon Cookman (5)

Relating to
the variation to the terms of a
Stock Purchase Agreement
dated 31 October 2006

FOSKETT MARR GADSBY & HEAD LLP
181 High Street
Epping
Essex CM16 4BQ

Tel: 01992 578642
Fax: 01992 572586
Ref: JSW/Photonic/29701/2

THIS DEED OF VARIATION is dated the 7th day of October, 2009 and made between the following parties:
(1)	StockerYale, Inc, a Massachusetts corporation (with company identification number 042114473) with its principal office at 32 Hampshire Road, Salem, New Hampshire, USA (‘SYI’)
(2)	StockerYale (UK) Limited (company registration number 5965205) whose registered office is at Pierce Williams, Hatfield Broad Oak, Bishop’s Stortford, Hertfordshire CM22 7BA (‘SYUK’)
(3)	Antony Brian Pope of Green End Farm, Wood End Green, Henham, Essex CM22 6AY (‘Antony Pope’)
(4)	Johanna Pope also of Green End Farm, Wood End Green, Henham, Essex CM22 6AY (‘Johanna Pope’) and
(5)	Damon Cookman of 17 Longfields, Marden Ash, Ongar, Essex CM5 9BZ (‘Damon Cookman’)
(together called ‘the Parties’)

WHEREAS:
(1)
The Parties are the parties to a Stock Purchase Agreement (‘the SPA’) dated 31 October 2006 relating to the sale and purchase of the issued share capital of Photonic Products Limited (company registration number 3110900)

(2)	The Parties have agreed to vary certain of the deferred payment provisions contained in the SPA as hereinafter appears

Definitions
1.	The words and expressions in this Agreement shall have the same meaning as in the SPA unless the context otherwise requires
2.	‘the DC Bond’ means the Bond in the amount of US$ 240,000 dated 31 October 2006 and issued by SYUK to Damon Cookman pursuant to the SPA
3.	‘the JP Bond’ means the Bond in the amount of US$ 1,296,000 dated 31 October 2006 issued by SYUK to Johanna Pope pursuant to the SPA
4.	‘the AP Bond’ means the Bond in the amount of US$ 864,000 dated 31 October 2006 issued by SYUK to Antony Pope pursuant to the SPA

NOW THIS DEED witnesseth as follows:
1.1	SYI and SYUK agree to make the following payments to DC on account of the amounts owing pursuant to the DC Bond
1.1.1	the sum of US$ 120,000 on 31 October 2009
1.1.2	the sum of US$ 120,000 on 8 January 2010
1.1.3
simple interest accruing on the sum of US$120,000 at 7% per annum from 1 November 2009 until 8 January 2010 to be discharged by monthly payments in arrears on the last day of each month with the first payment to be made on 30 November 2009

1.2
Subject to SYI and SYUK making the payments in the amounts and on the dates stated in Clause 1.1 Damon Cookman agrees not to call for any payment under the DC Bond and that such payments will be accepted by him in satisfaction of the DC Bond

1.3	If SYI and SYUK default in making any of the payments due pursuant to Clause 1.1 the Parties agree that in addition to any other rights and remedies available to him:
1.3.1	Damon Cookman may immediately make demand for payment in full under the DC Bond and otherwise enforce all of the provisions contained in the SPA
1.3.2	the non-competition provisions contained in Section 4.9 of the SPA shall immediately cease to be binding on Damon Cookman
1.4	Damon Cookman hereby represents and warrants that he has not transferred or assigned his interest in the DC Bond to any third party

2.1	SYI and SYUK agree to make the following payments to Johanna Pope on account of the amounts owing pursuant to the JP Bond:
2.1.1	monthly payments of US$ 28,200 on the last day of each calendar month, the first such payment to be made on 30 November 2009 and to continue until and including 31 October 2010
2.1.2
monthly payments of simple interest on the balance of the capital sum outstanding from time to time pursuant to the JP Bond calculated at 7% per annum such payment to be made on the last day of each month with the first payment to be made on 30 November 2009 to continue until and including 30 November 2010

2.1.3	the sum of US$ 957,600 on 30 November 2010
2.2
Subject to SYI and SYUK making the payments in the amounts and on the dates stated in Clause 1.1 Johanna Pope agrees not to call for any payment under the JP Bond and that such payments will be accepted by her in satisfaction of the JP Bond

2.3	If SYI and SYUK default in making any of the payments due pursuant to Clause 2.1 the Parties agree that in addition to any other rights and remedies available to her:
2.3.1	Johanna Pope may immediately make demand for payment in full under the JP Bond and otherwise enforce all of the provisions contained in the SPA
2.3.2	the non-competition provisions contained in Section 4.9 of the SPA shall immediately cease to be binding on Johanna Pope
2.4	Johanna Pope hereby represents and warrants that she has not transferred or assigned her interest in the JP Bond to any third party

3.1	SYI and SYUK agree to make the following payments to Antony Pope on account of the amounts owing pursuant to the AP Bond:
3.1.1	monthly payments of US$ 18,800 on the last day of each calendar month, the first such payment to be made on 30 November 2009 and to continue until and including 31 October 2010
3.1.2
monthly payments of simple interest on the balance of the capital sum outstanding from time to time pursuant to the AP Bond calculated at 7% per annum such payment to be made on the last day of each month with the first payment to be made on 30 November 2009 and to continue until and including 30 November 2010

3.1.3	the sum of US$ 638,400 on 30 November 2010
3.2
Subject to SYI and SYUK making the payments in the amounts and on the dates stated in Clause 1.1 Antony Pope agrees not to call for any payment under the AP Bond and that such payments will be accepted by him in satisfaction of the AP Bond.

3.3	If SYI and SYUK default in making any of the payments due pursuant to Clause 3.1 the Parties agree that in addition to any other rights and remedies available to him:
3.3.1	Antony Pope may immediately make demand for payment in full under the AP Bond and otherwise enforce all of the provisions contained in the SPA

3.3.2	the non-competition provisions contained in Section 4.9 of the SPA shall immediately cease to be binding on Antony Pope
3.4	Antony Pope hereby represents and warrants that he has not transferred or assigned his interest in the AP Bond to any third party

4.	Except as set forth herein the Bonds and the SPA shall remain enforceable pursuant to their respective terms

5.
In the event that SYI, prior to 30 November 2010, completes an equity financing from investors who are not current or then current board members, officers, 5% stockholders or lenders of SYI or its subsidiaries, then 25% of the net proceeds received by SYI shall be used to pre-pay the outstanding balances under the Bonds, on a pro rata basis

6.	SYI and SYUK shall pay the legal costs incurred by Antony Pope, Johanna Pope and Damon Cookman entering into this Deed of Variation